Exhibit 99.1

Profusa Welcomes Former Acting U.S. Veterans Affairs Secretary

Peter O’Rourke as Lead Independent Director; Adds Seasoned

Finance Executive Fred Knechtel as CFO

Board addition served in the Trump Administration, overseeing 1,300 facilities serving more than 9 million veterans; New CFO has led finance and operations at companies including Northrop Grumman, Stanley Black & Decker, and DuPont

Profusa, Inc. (“Profusa” or the “Company”) (NASDAQ: PFSA), a commercial stage digital health company pioneering the next generation of technology platform enabling the continuous monitoring of an individual’s biochemistry, announces two major leadership additions as of the close of the business combination with NorthView Acquisition Corp (NVAC). Peter O’Rourke, former Acting U.S. Secretary of Veterans Affairs (VA), has joined the Board of Directors as lead independent director, and Fortune 500 financial executive Fred Knechtel has been named Chief Financial Officer.

“Profusa is at an inflection point as we prepare to bring our transformative biosensor platform to global markets,” said Ben Hwang, Ph.D., CEO of Profusa. “Peter brings extensive leadership experience, having overseen one of the largest integrated healthcare systems in the United States, serving more than 9 million veterans across 1,300 facilities during the first Trump administration. His ability to navigate complex organizations and drive large-scale innovation will be invaluable as we grow. Fred, who has long been a trusted partner to Profusa as a founder and CFO of NorthView Acquisition Corp., brings deep expertise in operations, capital markets, and investor engagement. Together, their insights will strengthen our path to commercialization.”

Mr. O’Rourke has a distinguished record as a presidential cabinet member, strategic advisor, and corporate executive. His career spans leadership in government, mergers and acquisitions, market development, and corporate governance. As a senior executive in both private and public companies, he has helped organizations scale, innovate, and deliver shareholder value.

“It’s a privilege to join Profusa’s board at such a pivotal moment,” said Mr. O’Rourke. “Profusa’s biosensor technology has the potential to transform how we understand and monitor human health. I look forward to working with the Board and leadership team to accelerate growth, support commercialization, and maximize shareholder value.”

Mr. Knechtel has led finance and operations from start-ups to publicly traded large cap companies. As CFO, he guided organizations operating in the life sciences, automotive, consumer products, chemical and metals recycling industries through profitable growth, capital restructure, mergers/acquisitions/sales and IPOs. Companies he worked at include Northrop Grumman, Stanley Black and Decker, DuPont, Remy International, Sims Metal Management and GENEWIZ (Azenta).

Mr. Knechtel added, “I believe that Profusa possesses game-changing technology that will set the stage for how we maintain our health for years to come. Combined with an innovative financial strategy to manage our balance sheet1, I’m looking forward to collaborating with the management team and board to drive our progress and growth in the coming years.”

About Profusa

Based in Berkeley, Calif., Profusa is a commercial stage digital health company led by visionary scientific founders, an experienced management team and a world-class board of directors in the development of a new generation of tissue-integrated sensors to detect and continuously transmit actionable, medical-grade data for personal and medical use. With its long-lasting, injectable and affordable biosensors and its intelligent data platform, Profusa aims to provide people with a personalized biochemical signature rooted in data that clinicians can trust and rely on.

“LUMEE”, “PROFUSA” and the PROFUSA logo are registered trademarks of Profusa Inc. in the United States, Canada, European Union, China, Japan, South Korea and Australia. For more information, visit https://profusa.com.

Special Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of Profusa. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “seek,” “should,” “strive,” “will,” or “would” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which may be beyond the control of Profusa and could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including risks regarding the highly volatile nature of the price of Bitcoin and other cryptocurrencies, as well as the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Profusa and its management, are inherently uncertain. Profusa cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. There are risks and uncertainties described in our Form S-1 Registration Statement (Registration No. 333-289461) filed with the SEC on August 11, 2025, and described in other documents filed by Profusa from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Profusa cannot assure you that the forward-looking statements in this communication will prove to be accurate.

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